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                                                                Exhibit 10.27

                 AMENDMENT TO AGREEMENT FOR WHOLESALE FINANCING

      This Amendment to Agreement for Wholesale Financing is made to that certain Agreement for Wholesale Financing entered into by and between PC Connection, Inc., a Delaware corporation ("Dealer") and Deutsche Financial Services Corporation ("DFS") on March 25, 1998, as amended ("Agreement").

      FOR VALUE RECEIVED, Dealer and DFS agree to amend the Agreement as follows:

      1. Dealer and DFS agree to amend paragraph 3 of the Agreement to provide as follows:

      "3. To secure payment of all of Dealer's current and future debts to DFS, whether under this Agreement or any current or future guaranty or other agreement, Dealer grants DFS a security interest in all
            Dealer's:

            (a) inventory and equipment, manufactured or sold by or bearing any trademark or trade name of Compaq Computer Corporation, Acer America Corporation, Apple Computer, Inc., Digital Equipment Corporation, Hewlett-Packard Company, Hitachi Sales Corporation of America, Power Computing, Texas Instruments Incorporated, Toshiba America Information Systems, Inc., NEC Technologies, Inc., Oki America, Inc. (Okidata division), Canon U.S.A., Inc., Packard Bell Electronics, Inc., Epson America, Inc., Xerox Corporation, Tektronix, Inc., and Toshiba America Information Systems, Inc. or any of their subsidiaries or affiliated companies, whether now owned or hereafter acquired, and all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof; and

            (b) rebates, discounts, credits and incentive payments, now or hereafter due Dealer, relating to any of the above described inventory and equipment, and all proceeds thereof.

            All such assets are collectively referred to herein as the 'Collateral.' All of such terms for which meanings are provided in the Uniform Commercial Code are used herein with such meanings. All Collateral financed by DFS, and all proceeds thereof, will be held in trust by Dealer for DFS, with such proceeds being payable in accordance with this Agreement."

      2. Dealer and DFS agree to amend paragraph number 9 of the Agreement to provide as follows:

      "9. Payment Terms/Paydown. Dealer will immediately pay DFS the principal indebtedness owed DFS on each item of Collateral financed by DFS (as shown on the Statement of Transaction identifying such Collateral) on the earliest occurrence of any of the following events: (a) when such Collateral is lost. stolen or damaged; (b) for Collateral financed under Pay-As-Sold (PAS") terms (as shown on the Statement of Transaction identifying such Collateral), when such Collateral is sold,
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            any warranties extended by any third party; (2) not assert against
            DFS any claim or defense Dealer has against any third party; and (3) indemnify and hold DFS harmless against all claims and defenses asserted by any buyer of the Collateral relating to the condition of, or any representations regarding, any of the Collateral. Dealer waives all rights of offset Dealer may have against DFS."

      3. DFS and Dealer agree that the following paragraph is incorporated into the Agreement as if fully and originally set forth therein:

      "7.1  Financial Covenants. Dealer will at all times maintain:

            (a) a Tangible Net Worth and Subordinated Debt in the combined amount of not less than Eleven Million Dollars ($11,000,000.00); and

            (b) a ratio of Debt minus Subordinated Debt to Tangible Net Worth and Subordinated Debt, measured quarterly, of not more than the ratio shown below during the period corresponding thereto:

                      Period                      Ratio
                      ------                      -----

                      First quarter of
                      each fiscal year          3.25 to 1.0

                      Second quarter of
                      each fiscal year          3.25 to 1.0

                      Third quarter of
                      each fiscal year          3.25 to 1.0

                      Fourth quarter of
                      each fiscal year          4.00 to 1.0

            For purposes of this paragraph: (i) 'Tangible Net Worth' means the book value of Dealer's assets less liabilities, excluding from such assets all Intangibles; (ii) 'Intangibles' means and includes general intangibles (as that term is defined in the Uniform Commercial Code); accounts receivable and advances due from officers, directors, employees, stockholders and affiliates; good will; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' sole discretion; (iii) 'Debt' means all of Dealers liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties, or with respect to which Dealer has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Dealer except that accounts payable corresponding to intransit inventory shall not be included in the definition of Debt; and (iv) 'Subordinated Debt' means all of Dealer's Debt which is subordinated to the payment of Dealer's liabilities to DFS by an agreement in form and substance satisfactory to DFS. The foregoing terms shall be
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            transferred, rented, leased, otherwise disposed of or matured; (c)
            in strict accordance with any curtailment schedule for such Collateral (as shown on the Statement of Transaction identifying such Collateral); (d) for Collateral financed under Scheduled Parent Program ("SPP") terms (as shown on the Statement of Transaction identifying such Collateral), in strict accordance with the installment payment schedule; and (e) when otherwise required under the terms of any financing program agreed to in writing by the parties. Dealer will forward to DFS by the 15th day of each month a Collateral Summary Report (as defined below) dated as of the last day of the prior month. Regardless of the SPP terms pertaining to any Collateral financed by DFS, and notwithstanding any scheduled payments made by Dealer after the Determination Date (as defined below), if DFS determines, after reviewing the Collateral Summary Report, after conducting an inspection of the Collateral or otherwise, that (i) the total current outstanding indebtedness owed by Dealer to DFS as of the date of the Collateral Summary Report, inspection or any other date on which a paydown is otherwise required hereunder, as applicable (the 'Determination Date'), exceeds (ii) the Collateral Liquidation Value (as defined below) as of the Determination Date, Dealer will immediately upon demand pay DFS the difference between (i) Dealer's total current outstanding indebtedness owed to DFS as of the Determination Date, and (ii) the Collateral Liquidation Value as of the Determination Date.

            The term 'Collateral Summary Report' is defined herein to mean a report compiled by Dealer specifying the total aggregate wholesale invoice price of all of Dealer's inventory financed by DFS that is unsold and in Dealer's possession and control as of the date of such Report to the extent DFS has a first priority, fully perfected security interest therein.

            The term 'Collateral Liquidation Value' is defined herein to mean one hundred percent (100%) of the total aggregate wholesale invoice price of all of Dealer's inventory financed by DFS that is unsold and in Dealer's possession and control as of the date of the Collateral Summary Report and to the extent DFS has a first priority, fully perfected security interest therein. If Dealer from time to time is required to make immediate payment to DFS of any past due obligation discovered during any Collateral audit, upon review of a Collateral Summary Report or at any other time, Dealer agrees that acceptance of such payment by DFS shall not be construed to have waived or amended the terms of its financing program. The proceeds of any Collateral received by Dealer will be held by Dealer in trust for DFS' benefit, for application as provided in this Agreement. Dealer will send all payments to DFS' branch office(s) responsible for Dealer's account. DFS may apply: (i) payments to reduce finance charges first and then principal, regardless of Dealer's instructions; and (ii) principal payments to the oldest (earliest) invoice for Collateral financed by DFS, but, in any event, all principal payments will first be applied to such Collateral which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for. Any third party discount, rebate, bonus or credit granted to Dealer for any Collateral will not reduce the debt Dealer owes DFS until DFS has received payment therefor in cash. Dealer will (1) pay DFS even if any Collateral is defective or fails to conform to
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            determined in accordance with generally accepted accounting principles consistently applied, and, if applicable, on a consolidated basis."

      All other terms as they appear in the Agreement, to the extent consistent with the foregoing, are ratified and remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, Dealer and DFS have executed this Amendment to Agreement for Wholesale Financing this 25th day of March, 1998.


                                    PC CONNECTION, INC.,
                                    a Delaware corporation


ATTEST:                             By: /s/ Jack L. Ferguson
/s/ [ILLEGIBLE]                        ------------------------------
----------------------              Title: Treasurer
(Assistant) Secretary                     ---------------------------


                                    DEUTSCHE FINANCIAL SERVICES CORPORATION

                                    By:
                                       ------------------------------
                                    Title:
                                          ---------------------------